Exhibit 99

NIC Grows Portal Revenue 19 Percent in the Fourth Quarter and Declares a Special Cash Dividend of $0.75 Per Share

     OLATHE, Kan.--(BUSINESS WIRE)--Jan. 31, 2007--NIC Inc. (NASDAQ: EGOV) today announced net income of $2.1 million and earnings per share of three cents on total revenues of $18.8 million for the three months ended December 31, 2006. Operating income was $2.7 million for the quarter. The Company reported net income of $2.4 million and earnings per share of four cents on total revenues of $16.4 million in fourth quarter 2005. On January 29, 2007, the NIC Board of Directors also declared a special dividend of $0.75 per share payable on February 20, 2007, to shareholders of record on February 12, 2007.

     The dividend payout will total $46.2 million based on the current number of shares outstanding. "We believe this special dividend is an efficient way to distribute to all of our shareholders a substantial portion of NIC's excess cash," said Jeff Fraser, Chief Executive Officer of NIC. "The strength of our balance sheet and confidence in the future prospects of NIC prompted the Board of Directors to declare this special cash dividend. We are very pleased to be able to return cash to shareholders."

     The Company has made a preliminary determination that the dividend will result in a partial return of capital to shareholders, with the balance being taxable to shareholders as a qualified dividend. The exact amount of the return of capital is dependent on the earnings of the Company through the end of its 2007 fiscal year. Once a final determination is made, the Company will make appropriate notification to shareholders after the close of the year. Shareholders are encouraged to consult with their tax specialists regarding the circumstances of their particular tax situations.

     Fourth Quarter 2006 Performance

     Quarterly portal revenues were a record $18.0 million, up 19 percent over fourth quarter 2005. On a same state basis, portal revenues grew 17 percent in the fourth quarter, compared to a 13 percent increase during the same period a year ago. NIC's online vehicle tag renewal, hunting and fishing license, and professional license renewal services performed well in the fourth quarter, helping same state transaction-based revenues from non-driver record exchange (non-DMV) applications to rise 38 percent. Total DMV revenues grew 8 percent on a same state basis in the fourth quarter.

     In the fourth quarter, NIC's portals launched 72 new non-DMV revenue-generating services and another 148 applications are in the development pipeline. "NIC will continue to focus on innovation in 2007 as we expand our base of more than 1,000 revenue-generating services," said NIC President Harry Herington.

     Selling and administrative expenses rose to $4.4 million in the current quarter compared to $3.1 million in the fourth quarter of 2005. As a percentage of portal revenue, selling and administrative expenses were 25 percent in the current quarter compared to 21 percent in the fourth quarter of 2005.

     NIC ended the year with approximately $81.8 million in cash and investments, up $7.1 million from September 30, 2006.

     Full-Year 2006 Performance

     For fiscal year 2006, portal revenues rose 21 percent to $70.0 million. On a same state basis, portal revenues grew 10 percent and transactional non-DMV revenues rose 27 percent. Selling and administrative expenses as a percentage of portal revenue were unchanged year-over-year at 22 percent. Operating income was $16.1 million for the year, up from $10.2 million in 2005. The Company earned 17 cents per share in 2006, compared to 11 cents per share in 2005 (10 cents on a fully diluted basis). Results for 2005 include a $5.0 million pretax charge recorded in the first quarter relating to NIC's software and services engagement with the California Secretary of State. Absent this charge, the Company would have posted operating income of $15.1 million and earnings per share of 16 cents in 2005 (15 cents on a fully diluted basis).

     Investing in Growth

     NIC continued its investment in growth in the fourth quarter, which led to an increase in selling and administrative expenses to $4.4 million, up from $3.1 million in the same quarter last year.

     "The next several years will be critical for adding new state portals, and the most effective way to do that is to increase our presence in the states that have the highest likelihood of success," continued Fraser. "We will also continue to enhance our operations to do an even better job of cross-selling our most promising non-DMV services across the country."

     The Company estimates the cost of these initiatives will be $4 - $6 million in 2007, with associated revenue unlikely prior to 2008.

     Operating Highlights

     During the fourth quarter, Vermont (www.Vermont.gov) signed a new self-funded portal management agreement with NIC for a contract term of up to six years. The Company now manages official government Web portals for 19 states. NIC also signed a one-year portal management contract renewal with Hawaii (www.eHawaii.gov).

     "We are honored that the leadership in Vermont has put its trust in NIC and thank our partners in Hawaii for their vote of confidence," concluded Fraser.

     Full-Year 2007 Outlook

     For full-year 2007, NIC expects total revenues of $80.0 - $81.5 million, portal revenues of $77.0 - $78.0 million, and software and services revenues of $3.0 - $3.5 million. The Company also anticipates operating income between $11.8
- $12.2 million and net income of $7.5 - $8.0 million.

     "While our overall 2007 results will be tempered by investments in growth, we expect our portal business to have another solid year," said Eric Bur, Chief Financial Officer of NIC. "Note that our projections do not include any new portal contracts."

     "Portal margins should range from 45 - 47 percent in 2007 as we continue to reinvest in the portal business," continued Bur. "We also expect selling and administrative expenses to range from 28 - 29 percent of portal revenue in 2007, which reflects higher investment in sales, marketing, and operations to drive future growth opportunities."

     Fourth Quarter Earnings Webcast Details


Wednesday, January 31, 2007
4:30 p.m. (EST)
Call leaders:       Jeff Fraser, Chief Executive Officer
                    Harry Herington, President
                    Eric Bur, Chief Financial Officer


     To sign in and listen: The Webcast system is available at www.nicusa.com/investor. Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 11:00 p.m. (EDT) on April 30, 2007, by visiting www.nicusa.com/investor.

     An audio replay of NIC's fourth quarter earnings call will be available until 4:00 p.m. (EST) on February 6 by dialing 1-800-405-2236 and using passcode 11065543.

     NIC's earnings announcements are also available via podcast download. For more information, visit www.nicusa.com/investor.

     About NIC

     NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,200 state and local agencies that serve more than 60 million people in the United States. Additional company information is available at www.nicusa.com.

     The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2005 Annual Report on Form 10-K filed on March 16, 2006, with the Securities and Exchange Commission.


                               NIC Inc.
                          FINANCIAL SUMMARY
                             (UNAUDITED)
                Thousands except for per share amounts

                                Three months ended Twelve months ended
                                   December 31,       December 31,
                                  2006     2005      2006      2005
                                --------- -------- ---------- --------
Revenues:
  Portal revenues                $18,012  $15,191    $70,009  $57,875
  Software & services revenues       820    1,196      1,367    1,367
                                --------- -------- ---------- --------
    Total revenues                18,832   16,387     71,376   59,242
                                --------- -------- ---------- --------

Cost of revenues:
  Cost of portal revenues,
   exclusive of depreciation &
   amortization                   10,564    8,020     37,249   29,448
  Cost of software & services
   revenues, exclusive of
   depreciation & amortization       594      906        596    5,348
  Selling & administrative         4,438    3,145     15,342   12,652
  Depreciation & amortization        509      461      2,041    1,603
                                --------- -------- ---------- --------

    Total operating expenses      16,105   12,532     55,228   49,051
                                --------- -------- ---------- --------

Operating income                   2,727    3,855     16,148   10,191
                                --------- -------- ---------- --------

Other income (expense):
  Interest income                    858      272      2,401      705
  Equity in net loss of
   affiliates                          -        -        (97)       -
  Other income (expense), net         14        -        (35)      (3)
                                --------- -------- ---------- --------

  Total other income (expense)       872      272      2,269      702
                                --------- -------- ---------- --------

Income before income taxes         3,599    4,127     18,417   10,893
Income tax provision               1,482    1,724      7,678    4,530
                                --------- -------- ---------- --------

Net income                        $2,117   $2,403    $10,739   $6,363
                                ========= ======== ========== ========

Basic earnings per share           $0.03    $0.04      $0.17    $0.11
                                ========= ======== ========== ========

Diluted earnings per share         $0.03    $0.04      $0.17    $0.10
                                ========= ======== ========== ========

Weighted average shares
 outstanding:
  Basic                           61,572   60,793     61,409   60,079
                                ========= ======== ========== ========
  Diluted                         61,803   61,660     61,763   61,094
                                ========= ======== ========== ========

Key Financial Metrics:

Revenue growth - outsourced
 portals                              19%      25%        21%      19%
Same state revenue growth -
 outsourced portals                   17%      13%        10%      17%
Gross profit percentage -
 outsourced portals                   41%      47%        47%      49%
Selling & administrative costs
 as a percentage of portal
 revenue                              25%      21%        22%      22%
Recurring portal revenue
 percentage                           92%      96%        95%      96%

Portal Revenue Analysis
 (thousands)
DMV                               $9,389   $9,221    $41,247  $35,630
Non-DMV                            8,623    5,970     28,762   22,245
                                --------- -------- ---------- --------

  Total                          $18,012  $15,191    $70,009  $57,875
                                ========= ======== ========== ========


                               NIC Inc.
                     CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)
                  Thousands except for share amounts

                                        December 31,    December 31,
                                           2006             2005
                                      ---------------- ---------------

               ASSETS
Current assets:
  Cash and cash equivalents                   $36,745         $36,902
  Marketable securities                        45,008          20,500
  Trade accounts receivable                    28,729          22,269
  Unbilled revenues                             1,069           2,198
  Deferred income taxes                           711             421
  Prepaid expenses & other current
   assets                                       1,645           1,632
                                      ---------------- ---------------

    Total current assets                      113,907          83,922

Property and equipment, net                     3,790           3,327
Unbilled revenues                                   -           1,395
Deferred income taxes                          22,013          28,916
Other assets                                      424             285
                                      ---------------- ---------------

    Total assets                             $140,134        $117,845
                                      ================ ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $34,202         $24,458
  Accrued expenses                              5,911           6,642
  Application development contracts               513           1,261
  Other current liabilities                       255             317
                                      ---------------- ---------------

    Total current liabilities                  40,881          32,678
                                      ---------------- ---------------

Commitments and contingencies                       -               -

Shareholders' equity:
  Common stock, no par, 200,000,000
   shares authorized
    61,573,900 and 61,073,505 shares
     issued and outstanding                         -               -
  Additional paid-in capital                  210,210         207,444
  Accumulated deficit                        (110,789)       (122,093)
                                      ---------------- ---------------
                                               99,421          85,351
  Less treasury stock                            (168)           (184)
                                      ---------------- ---------------
    Total shareholders' equity                 99,253          85,167
                                      ---------------- ---------------

    Total liabilities and
     shareholders' equity                    $140,134        $117,845
                                      ================ ===============


                               NIC Inc.
                          CASH FLOW SUMMARY
                             (UNAUDITED)
                              Thousands

                                Three months ended Twelve months ended
                                   December 31,       December 31,
                                  2006     2005      2006      2005
                                --------- -------- ---------- --------

Cash flows from operating
 activities:
  Net income                      $2,117   $2,403    $10,739   $6,363
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
    Depreciation & amortization      509      461      2,041    1,603
    Stock-based compensation
     expense                         502        -      1,331        -
    Loss on asset disposals          (14)       -         35        -
    Accretion of discount on
     marketable securities            (8)       -         (8)       -
    Application development
     contracts                       (44)     (77)      (748)   1,261
    Deferred income taxes          1,575    1,641      7,179    4,151
    Equity in net loss of
     affiliates                        -        -         97        -

  Changes in operating assets
   and liabilities
    (Increase) decrease in
     trade accounts receivable      (544)      49     (6,487)  (4,659)
    (Increase) decrease in
     unbilled revenues              (663)    (781)     2,524    2,211
    (Increase) decrease in
     prepaid expenses & other
     current assets                 (246)    (226)        45     (320)
    (Increase) decrease in
     other assets                     10      (26)        19       50
    Increase in accounts
     payable                       4,191    3,559      9,744   10,064
    Increase (decrease) in
     accrued expenses                539      678       (731)     376
    Increase (decrease) in
     other current liabilities       (95)     201        (62)     166
                                --------- -------- ---------- --------

  Net cash provided by
   operating activities            7,829    7,882     25,718   21,266
                                --------- -------- ---------- --------

Cash flows from investing
 activities:
  Purchases of property and
   equipment                        (666)  (1,024)    (2,585)  (2,327)
  Capitalized internal use of
   software development costs        (89)     (69)      (239)     (69)
  Purchases of marketable
   securities                     (3,000)  (4,600)   (24,500) (35,500)
  Maturities of marketable
   securities                          -        -          -   15,000
  Cash and cash equivalents -
   restricted                          -        -          -    3,000
                                --------- -------- ---------- --------

  Net cash used in investing
   activities                     (3,755)  (5,693)   (27,324) (19,896)
                                --------- -------- ---------- --------

Cash flows from financing
 activities:
  Proceeds from sale of
   treasury stock                      -        -         65        -
  Proceeds from employee common
   stock purchases                     -        -        157      122
  Proceeds from exercise of
   employee stock options             10    2,414      1,227    4,641
                                --------- -------- ---------- --------

  Net cash provided by
   financing activities               10    2,414      1,449    4,763
                                --------- -------- ---------- --------

Net increase (decrease) in cash
 and cash equivalents              4,084    4,603       (157)   6,133
Cash and cash equivalents,
 beginning of period              32,661   32,299     36,902   30,769
                                --------- -------- ---------- --------
Cash and cash equivalents, end
 of period                       $36,745  $36,902    $36,745  $36,902
                                ========= ======== ========== ========


     CONTACT: NIC Inc.
              Chris Neff, 435-645-8898
              cneff@nicusa.com